Exhibit 4.14
EXECUTION COPY
     AMENDMENT NO. 12, WAIVER AND CONSENT (this “Amendment”) dated as of March 8, 2006, to the Second Lien Credit Agreement dated as of July 29, 2004, among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International” and, together with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the Guarantors party thereto, the Lenders from time to time party thereto and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) (as amended by Amendment No. 1 and Agreement effective as of September 30, 2004, by Amendment No. 2 and Joinder Agreement dated as of November 22, 2004, by Amendment No. 3 and Consent dated as of January 3, 2005, by Amendment No. 4 dated as of March 16, 2005, by Amendment No. 5 dated as of March 30, 2005, by Amendment No. 6 dated as of March 31, 2005, by Amendment No. 7 dated as of July 1, 2005, by Amendment No. 8 dated as of August 8, 2005, by Amendment No. 9 dated as of October 7, 2005, by Amendment No. 10 and Agreement dated as of November 7, 2005, by Amendment No. 11 and Agreement dated as of December 29, 2005, and as further amended, supplemented or modified, the “Credit Agreement”).
     A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers.
     B. The Borrowers and the other Credit Parties have requested that the Administrative Agent and the Lenders, among other things, (a) consent to (i) the acquisition by Thermadyne South Africa (Pty) Ltd. (“TSA”) of the Stock of Unique Welding Alloys Rustenburg (Pty) Ltd. (“Plant Rental”) held by Gerrit Van Zyl (“Van Zyl”) (the “Plant Rental Acquisition”) and subsequent sale of such Stock and the other Stock of Plant Rental held by TSA back to Van Zyl (the “Plant Rental Sale”) (collectively, the “Plant Rental Transaction”) and (ii) the acquisition by Thermadyne Industries, Inc. of the Stock of Maxwell & Braze (Pty) Ltd. held by Tinus Crous (the “Maxwell Acquisition”) and the Stock of TSA held by Tinus Crous (the “TSA Acquisition”) (collectively, the “Crous Transactions”) and (b) amend certain provisions of the Credit Agreement.
     C. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Consent to the Plant Rental Transaction and the Crous Transactions. (a) The Administrative Agent and the Lenders hereby consent to the Credit Parties and their respective Foreign Subsidiaries closing the Plant Rental Transaction and performing the actions contemplated thereby, subject to the satisfaction of the following conditions precedent:
     (i) the Plant Rental Acquisition and Plant Rental Sale close on the same day no later than March 13, 2006;
     (ii) one of the Credit Parties or their Foreign Subsidiaries receives cash proceeds from the Plant Rental Sale of not less than $4,300,000; and
     (iii) the net proceeds from the Plant Rental Sale are used by the Credit Parties or such Foreign Subsidiary to effect the closing of the Crous Transactions in accordance with paragraph (b) of this Section 1.
     (b) The Administrative Agent and Lenders hereby consent to the Credit Parties and their respective Foreign Subsidiaries closing the Crous Transactions and performing the actions contemplated thereby, subject to the satisfaction of the following conditions precedent:
     (i) the Maxwell Acquisition and TSA Acquisition both close no later than March 13, 2006;
     (ii) the aggregate consideration paid by the Credit Parties and their Foreign Subsidiaries in connection with the Crous Transactions does not exceed $3,800,000 plus expenses; and
     (iii) any remaining proceeds from the Plant Rental Sale are applied to the principal balance of Revolving Credit Advances (as defined in the First Lien Credit Agreement).
     SECTION 2. Limited Waiver. The Administrative Agent and the Lenders hereby (a) waive compliance with (i) in the case of the Plant Rental Sale, Sections 2.12 and 6.08 of the Credit Agreement, and (ii) in the case of the Plant Rental Acquisition, the Maxwell Acquisition and the TSA Acquisition, Sections 6.01 and 6.02 of the Credit Agreement, and (b) waive any Defaults or Events of Default under such Sections of the Credit Agreement that result from the closing of the Plant Rental Transaction and Crous Transactions in accordance with the terms of this Amendment.
     SECTION 3. Amendment to Section 6.02. Section 6.02 of the Credit Agreement is hereby amended as of October 15, 2005 by deleting the number “$5,000,000” in clause (i) thereof and inserting “$6,000,000” in its place.
     SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent, that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit

Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.
     SECTION 5. Effectiveness. This Amendment shall become effective as of the date set forth above on the date that the Administrative Agent (or its counsel) shall have received:
     (a) counterparts of this Amendment that, when taken together, bear the signatures of the Credit Parties and the Required Lenders; and
     (b) a copy of a fully executed and delivered amendment, in form and substance reasonably satisfactory to the Administrative Agent, to the First Lien Credit Agreement.
     SECTION 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
     SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
     SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
     SECTION 10. Expenses. The Borrowers agree to reimburse the Administrative Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.
     SECTION 11. Reaffirmation. Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Obligations and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

THERMADYNE INDUSTRIES, INC.,

by	/s/ P. S. Williams Name: P. S. WILLIAMS
Title: V.P. G. C.

THERMAL DYNAMICS CORPORATION,

by	/s/ P. S. Williams Name: P. S. WILLIAMS
Title: V.P. G. C.

TWECO PRODUCTS, INC.,

by	/s/ P. S. Williams Name: P. S. WILLIAMS
Title: V.P. G. C.

VICTOR EQUIPMENT COMPANY,

by	/s/ P. S. Williams Name: P. S. WILLIAMS
Title: V.P. G. C.

C&G SYSTEMS, INC.,

by	/s/ P. S. Williams Name: P. S. WILLIAMS
Title: V.P. G. C.

STOODY COMPANY,

by	/s/ P. S. Williams Name: P. S. WILLIAMS
Title: V.P. G. C.

THERMAL ARC, INC.,

by	/s/ P. S. Williams Name: P. S. Williams
Title: V.P. G. C.

PROTIP CORPORATION,

by	/s/ P. S. Williams Name: P. S. Williams
Title: V.P. G. C.

THERMADYNE INTERNATIONAL CORP,

by	/s/ P. S. Williams Name: P. S. Williams
Title: V.P. G. C.

THERMADYNE HOLDINGS CORPORATION,

by	/s/ P. S. Williams Name: P. S. Williams
Title: V.P. G. C.

MECO HOLDING COMPANY,

by	/s/ P. S. Williams Name: P. S. Williams
Title: V.P. G. C.

C&G SYSTEMS HOLDING, INC.,

by	/s/ P. S. Williams Name: P. S. Williams
Title: V.P. G. C.

CIGWELD PTY LTD.,

by	/s/ P. S. Williams Name: P. S. Williams
Title: V.P. G. C.

DUXTECH PTY LTD.,

by	/s/ P. S. Williams Name: P. S. Williams
Title: V.P. G. C.

QUETACK PTY,LTD.

by	/s/ P. S. Williams Name: P. S. Williams
Title: V.P. G. C.

QUETALA PTY,LTD.,

by	/s/ P. S. Williams Name: P. S. Williams
Title: V.P. G. C.

THERMADYNE AUSTRALIA PTY LTD.,

by	/s/ P. S. Williams Name: P. S. Williams
Title: V.P. G. C.

THERMADYNE INDUSTRIES LIMITED,

by	/s/ P. S. Williams Name: P. S. Williams
Title: V.P. G. C.

THERMADYNE WELDING PRODUCTS CANADA LIMITED,

by	/s/ P. S. Williams Name: P. S. Williams
Title: V.P. G. C.

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent,

by	/s/ Jay Chall Name: Jay Chall
Title: Director

by	/s/ Rianka Mohan Name: Rianka Mohan
Title: Associate

GSO SPECIAL SITUATIONS FUND LP, as a Lender, By GSO Capital Partner LP

by	/s/ George Fan Name: George Fan
Title: MD

NORTHWOODS CAPITAL IV, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bruce Martin Name: Bruce Martin
Title: Managing Director

NORTHWOODS CAPITAL V, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bruce Martin Name: Bruce Martin
Title: Managing Director

NORTHWOODS CAPITAL VI, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bruce Martin Name: Bruce Martin
Title: Managing Director